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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2006, relating to the financial statements of US LEC Corp. appearing in the Annual Report on Form 10-K of US LEC Corp. for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
Charlotte, North Carolina
April 6, 2006
Member of
Deloitte Touche Tohmatsu